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                                                                    EXHIBIT 23.1

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in the April 24, 1996 Registration Statement and related prospectus on Form S-2, as amended, of our report, dated February 7, 1997, which appears on page 22 of the annual report on Form 10-K, relating to the financial statements of Richey Electronics, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts" appearing in the prospectus.

                                          MCGLADREY & PULLEN, LLP
Pasadena, California
April 16, 1997